    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 1996

                                                     REGISTRATION NO. 333-
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- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                TRIBUNE COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              36-1880355
       (STATE OF INCORPORATION)         (I.R.S. EMPLOYER IDENTIFICATION NO.)

                           435 NORTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60611
                                (312) 222-9100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                 DAVID J. GRANAT, VICE PRESIDENT AND TREASURER
                                TRIBUNE COMPANY
                           435 NORTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60611
                                (312) 222-3897
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                         Copies of communications to:
            LARRY A. BARDEN                        EDWARD S. BEST
            SIDLEY & AUSTIN                     MAYER, BROWN & PLATT
       ONE FIRST NATIONAL PLAZA               190 SOUTH LASALLE STREET
        CHICAGO, ILLINOIS 60603             CHICAGO, ILLINOIS 60603-3441
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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- -------------------------------------------------------------------------------

                                                           PROPOSED     PROPOSED
                                                            MAXIMUM     MAXIMUM
                                                           AGGREGATE   AGGREGATE     AMOUNT OF
                                             AMOUNT TO BE    PRICE   OFFERING PRICE REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1) PER UNIT       (1)           FEE
- ------------------------------------------------------------------------------------------------
Debt Securities and Warrants to Purchase
 Debt Securities...........................  $500,000,000     (2)     $500,000,000    $172,414
- ------------------------------------------------------------------------------------------------

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(1) In United States dollars or the equivalent thereof in foreign denominated currencies or composite currencies; or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate public offering price or purchase price of $500,000,000 or the equivalent thereof in foreign denominated currencies or composite currencies. Estimated solely for purposes of calculating the registration fee.
(2) The maximum offering price per unit has been omitted pursuant to Rule 457(o) under the Securities Act of 1933 and Securities Act Release No. 6964. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 and reflects the public offering price rather than the principal amount of any Debt Securities issued at a discount.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                     SUBJECT TO COMPLETION, APRIL 25, 1996

PROSPECTUS

                                TRIBUNE COMPANY

                              DEBT SECURITIES AND
                      WARRANTS TO PURCHASE DEBT SECURITIES

  Tribune Company (the "Company") intends to issue from time to time in one or more series its unsecured debt securities ("Debt Securities") and warrants ("Warrants") to purchase Debt Securities (the Debt Securities and the Warrants being herein collectively called the "Securities") with an aggregate initial public offering price or purchase price of up to $500,000,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or composite currency such as the European Currency Unit ("ECU"). The Debt Securities of each series and the Warrants will be offered on terms to be determined at the time of sale. See "Description of Debt Securities" and "Description of Warrants." The Debt Securities and Warrants may be sold for United States dollars, foreign currencies or composite currencies such as the ECU, and the principal of, premium, if any, and any interest on the Debt Securities may be payable in United States dollars, foreign currencies or composite currencies such as the ECU. The specific designation, aggregate principal amount, the currency or composite currency in which the principal, premium, if any, and any interest are payable, the rate (or method of calculation) and the time and place of payment of any interest, authorized denominations, maturity, offering price, any redemption terms and any other specific terms of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"). With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the Prospectus Supplement sets forth a description of the Debt Securities for which the Warrants are exercisable and the offering price, if any, exercise price, duration and any other specific terms of the Warrants.

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CON-
   TRARY IS A CRIMINAL OFFENSE.

  The Securities may be sold by the Company directly to purchasers, through agents designated from time to time, or to or through underwriters or dealers. If underwriters or agents are involved in the offering of Securities, the names of the underwriters or agents will be set forth in the Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of any Securities, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of the Securities less such discount in the case of an offering through an underwriter or the purchase price of the Securities less such commission in the case of an offering through an agent, and less, in each case, the other expenses of the Company associated with the issuance and distribution of the Securities. See "Plan of Distribution."

               The date of this Prospectus is             , 1996

                             AVAILABLE INFORMATION

  Tribune Company (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") and with the New York, Chicago and Pacific stock exchanges, on which the Company's Common Stock is listed. Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 W. Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such materials may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to Sections 13 and 14 of the Exchange Act (File No. 1-8572) are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and (ii) the Company's Current Reports on Form 8-K dated January 8, 1996 and dated March 15, 1996. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, excluding the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Corporate Relations Department, Tribune Company, Suite 600, 435 North Michigan Avenue, Chicago, Illinois 60611, telephone (312) 222-3238.

                                  THE COMPANY

  Tribune Company is an information, entertainment and education company. Through its subsidiaries, the Company is engaged in the publishing of newspapers, books, educational reference material and information in print and digital formats and the broadcasting, production and syndication of information and entertainment in metropolitan areas in the United States. The Company was founded in 1847 and incorporated in Illinois in 1861. As a result of a corporate restructuring in 1968, the Company became a holding company incorporated in Delaware. The executive offices of the Company are located at 435 North Michigan Avenue, Chicago, Illinois 60611. Its telephone number is
(312) 222-9100.

                                USE OF PROCEEDS

  The Company expects to add substantially all of the net proceeds from the sale of the Securities to its general funds to be used for general corporate purposes, including capital expenditures, working capital, repayment of long-term and short-term debt, securities repurchase programs and the financing of possible future acquisitions. Funds not required immediately may be invested in short-term marketable securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The Company's Ratios of Earnings to Fixed Charges for each of the periods indicated are as follows:

                                                           FISCAL YEAR ENDED
                                                                DECEMBER
                                                        ------------------------
                                                        1995 1994 1993 1992 1991
                                                        ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges..................... 8.7  8.2  6.4  4.9  4.0

  For purposes of computing the foregoing ratios: (i) Earnings consist of income from continuing operations before cumulative effects of accounting changes plus income tax expense and losses on equity investments plus Fixed Charges (including amortization of capitalized interest but excluding capitalized interest and interest related to the Company's guarantees of the debt of its Employee Stock Ownership Plan); and (ii) Fixed Charges consist of interest, whether expensed or capitalized, the portion of rental payments on operating leases estimated to represent an interest component and interest related to the Company's guarantees of the debt of its Employee Stock Ownership Plan.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

  The Debt Securities will be issued under an Indenture dated as of March 1, 1992, as supplemented from time to time in accordance with its terms (the "Indenture"), between the Company and First Trust of Illinois, National Association, as successor trustee (the "Trustee"). The following brief summary of the Indenture and the Debt Securities is subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the Registration Statement. Wherever references are made to particular provisions of the Indenture, such provisions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference. Certain defined terms in the Indenture are capitalized herein. References in italics are to section numbers of the Indenture.

  The Indenture does not limit the amount of Debt Securities which may be issued thereunder. It provides that Debt Securities may be issued from time to time in series. The Debt Securities will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

  Reference is made to the Prospectus Supplement for a description of the following terms of the Debt Securities in respect of which this Prospectus is being delivered: (i) the title of such Debt Securities; (ii) the limit, if any, upon the aggregate principal amount of such Debt Securities; (iii) the dates on which or periods during which such Debt Securities may be issued and the date or dates on which the principal of (and premium, if any, on) such Debt Securities will be payable; (iv) the rate or rates, if any, or the method of determination thereof, at which such Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable; and the regular record dates for the interest payable on such interest payment dates; (v) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (vi) the periods within which or the dates on which, the prices, if any, at which and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (vii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (viii) whether such Debt Securities are to be issued at less than the principal amount thereof and the amount of discount with which such Debt Securities will be issued; (ix) provisions, if any, for the defeasance of such Debt Securities; (x) if other than United States dollars, the currency or composite currency in which such Debt Securities are to be denominated, or in which payment of the principal of (and premium, if any) and interest on such Debt Securities will be made and the circumstances, if any, when such currency of payment may be changed; (xi) if the principal of (and premium, if any) or interest on such Debt Securities are to be payable, at the election of the Company or a holder, in a currency or composite currency other than that in which such Debt Securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency or composite currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are to be paid pursuant to such election; (xii) if the amount of payments of principal of (and premium, if any) or interest on the Debt Securities may be determined with reference to an index including, but not limited to an index based on a currency or currencies other than that in which such Debt Securities are stated to be payable, the manner in which such amounts shall be determined; (xiii) whether such Debt Securities will be issued in the form of one or more Global Securities and, if so, the identity of the Depository for such Global Securities; (xiv) any additional Events of Default or covenants relating solely to such Debt Securities or any Events of Default or covenants generally applicable to Debt Securities which are not to apply to the particular series of Debt Securities in respect of which this Prospectus is being delivered; and (xv) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 3.01) Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture does not afford the holder of any series of Debt Securities the right to tender such Debt Securities to the Company for repurchase, or provide for any increase in the rate or rates of interest per annum at which such Debt Securities will bear interest, in the event the Company should become involved in a highly leveraged transaction.

  The Debt Securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or to other Debt Securities offered and sold at par which are treated as having been issued at a discount for federal income tax purposes will be described in the Prospectus Supplement relating thereto.

  A substantial portion of the assets of the Company is held by subsidiaries. The Company's right and the rights of its creditors, including the holders of Debt Securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary. There is no restriction in the Indenture against subsidiaries of the Company incurring unsecured indebtedness.

  Unless otherwise described in the Prospectus Supplement, the Debt Securities will be issued only in fully registered form without coupons, in denominations of $1,000 and multiples of $1,000, and will be payable only in United States dollars. (Section 3.02) In addition, all or a portion of the Debt Securities of any series may be issued in permanent registered global form which will be exchangeable for definitive Debt Securities only under certain conditions. (Section 2.03) The Prospectus Supplement indicates the denominations to be issued, the procedures for payment of interest and principal thereon, and other matters. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

GLOBAL SECURITIES

  The Debt Securities of a particular series may be issued in the form of one or more Global Securities which will be deposited with a Depositary, or its nominee, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 2.03) The specific terms of the depository arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

  Upon the issuance of a Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of such persons having accounts with such Depositary ("participants") as shall be designated by the underwriters or agents participating in the distribution of such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form. Such depository arrangements and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depositary for a Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Principal, premium, if any, and interest payments on a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any paying agent for Debt Securities of the series represented by such Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  The Company expects that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If the Depositary for a Global Security representing Debt Securities of a particular series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Debt Securities of a particular series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Global Securities representing Debt Securities of such series.

CERTAIN COVENANTS OF THE COMPANY

  Limitation on Indebtedness Secured by a Mortgage. The Indenture provides that neither the Company nor any Restricted Subsidiary will create, assume, guarantee or suffer to exist any Indebtedness secured by any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance ("Mortgage") on any assets of the Company or a Restricted Subsidiary unless the Company secures or causes such Restricted Subsidiary to secure the Debt Securities equally and ratably with, or prior to, such secured Indebtedness. This restriction will not apply to Indebtedness secured by (i) Mortgages on the property of any corporation which Mortgages existed at the time such corporation became a Restricted Subsidiary; (ii) Mortgages in favor of the Company or a Restricted Subsidiary; (iii) Mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or part of the purchase price or the cost of construction or improvement of the property subject to such Mortgages; (iv) Mortgages on any property subsequently acquired by the Company or any Restricted Subsidiary, contemporaneously with such acquisition or within 120 days thereafter, to secure or provide for the payment of any part of the purchase price of such property, or Mortgages assumed by the Company or any Restricted Subsidiary upon any property subsequently acquired by the Company or any Restricted Subsidiary which were existing at the time of such acquisition, provided that the amount of any Indebtedness secured by any such Mortgage created or assumed does not exceed the cost to the Company or Restricted Subsidiary, as the case may be, of the property covered by such Mortgage; (v) Mortgages representing the extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (i) through (iv), inclusive; and (vi) any other Mortgage, other than Mortgages referred to in the foregoing clauses (i) through (v), inclusive, so long as the aggregate of all Indebtedness secured by Mortgages pursuant to this clause (vi) and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time (not including those in connection with which the Company has voluntarily retired funded debt as provided in the Indenture) does not exceed 10% of Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries. (Section 10.07)

  Limitation on Sale and Lease-Back Transactions. The Indenture provides that neither the Company nor any Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either (i) the Company or such Subsidiary would be entitled, pursuant to the foregoing covenant relating to "Limitation on Indebtedness Secured by a Mortgage," to create, assume, guarantee or suffer Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction secured by a Mortgage on the property to be leased without equally and ratably securing the Debt Securities or (ii) the Company, within four months after the effective date of such transaction, applies an amount equal to the greater of (x) the net proceeds of the sale of the property subject to the Sale and Lease-Back Transaction and (y) the Value of such Sale and Lease-Back Transaction, to the voluntary retirement of the Debt Securities or other unsubordinated Indebtedness of the Company. (Section 10.08)

  Certain Definitions. A "Sale and Lease-Back Transaction" is defined in the Indenture as the leasing by the Company or a Subsidiary for a period of more than three years of any Principal Property which has been sold or is to be sold or transferred by the Company or any such Subsidiary to any party (other than the Company or a Subsidiary) to which funds have been or will be advanced by such party on the security of the leased property. (Section 10.08)

  "Value" is defined in the Indenture to mean, with respect to any particular Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value in the opinion of the Board of Directors of the Company of such property at the time of the Company's entering into such Sale and Lease-Back Transaction, subject to adjustment at any particular time for the length of the remaining initial lease term. (Section 10.08)

  "Principal Property" is defined in the Indenture to mean any manufacturing or printing plant, warehouse, office building, power plant or transmission facility owned by the Company or any Subsidiary or any property or right owned by or granted to the Company or any Subsidiary and used or held for use in the newspaper, newsprint, radio or television business conducted by the Company or any Subsidiary, except for any such property or right which, in the opinion of the Board of Directors of the Company, is not material to the total business conducted by the Company and its Subsidiaries considered as one enterprise. (Section 1.01)

  "Indebtedness" is defined in the Indenture to mean (i) long-term liabilities representing borrowed money and purchase money obligations as shown on the liability side of a balance sheet (other than liabilities evidenced by obligations under leases and contracts payable for broadcast rights), (ii) indebtedness secured by any mortgage, pledge or lien existing on property owned subject to such mortgage, pledge or lien, whether or not such secured indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing clauses (i) and (ii) above, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness). (Section 10.07)

  "Consolidated Net Tangible Assets" is defined in the Indenture to mean total consolidated assets of the Company and its Consolidated Subsidiaries, less (i) current liabilities of the Company and its Consolidated Subsidiaries; (ii) contracts payable for broadcast rights; (iii) the net book amount of all intangible assets of the Company and its Consolidated Subsidiaries; (iv) appropriate amounts to account for minority interests of other persons holding stock in Subsidiaries; and (v) investments in Subsidiaries (other than Restricted Subsidiaries) aggregating in excess of 10% of the Net Worth of the Company and its Consolidated Subsidiaries. (Section 10.07)

  "Consolidated Subsidiary" is defined in the Indenture to mean a Subsidiary the accounts of which are consolidated with those of the Company for public financial reporting purposes. (Section 1.01)

  "Restricted Subsidiary" is defined in the Indenture to mean each Subsidiary of the Company as of the date of the Indenture and each Subsidiary thereafter created or acquired, unless expressly excluded by resolution of the Board of Directors of the Company before, or within 120 days following, such creation or acquisition. (Section 10.07)

  "Subsidiary" is defined in the Indenture to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 1.01)

  "Net Worth" is defined in the Indenture to mean the aggregate amount of stockholders' investment as determined in accordance with generally accepted accounting principles. (Section 10.07)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Indenture provides that the Company may not consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any other party, unless (i) the corporation formed by such consolidation or into which the Company is merged or the party which acquires by conveyance or transfer, or which leases the properties and assets of the Company substantially as an entirety, is organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes the Company's obligations on the Debt Securities and under the Indenture by means of an indenture supplemental to the Indenture; and (ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and (iii) certain other conditions are met. (Section 8.01)

EVENTS OF DEFAULT, WAIVER AND NOTICE

  With respect to the Debt Securities an Event of Default is defined in the Indenture as being (i) default for 30 days in payment of any interest upon the Debt Securities; (ii) default in payment of the principal of or premium, if any, on the Debt Securities when due either at maturity or upon acceleration, redemption or otherwise; (iii) default by the Company in the performance of any other of the covenants or warranties in the Indenture applicable to the Company which shall not have been remedied for a period of 60 days after Notice of Default; and (iv) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. (Section 5.01) Within 90 days after the occurrence of any default under the Indenture, the Trustee is required to notify the Holders of Debt Securities of any default (except in payment of principal of or premium, if any, or interest on any Debt Securities), unless the Board of Directors, the executive committee or a trust committee of the Board of Directors or Responsible Officers of the Trustee in good faith considers it in the interest of the Holders of Debt Securities not to do so. (Section 6.02)

  "Significant Subsidiary" is defined in the Indenture to mean any Subsidiary
(i) which, as of the close of the fiscal year of the Company immediately preceding the date of determination, contributed more than 7% of the consolidated gross operating revenues of the Company and its Subsidiaries for such year or (ii) the Net Worth of which (determined in a manner consistent with the manner of determining consolidated Net Worth of the Company and its Subsidiaries) as of the close of such immediately preceding fiscal year exceeded 7% of the consolidated Net Worth of the Company and its Subsidiaries. (Section 5.01)

  The Indenture provides that if an Event of Default with respect to Debt Securities shall have occurred and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities then outstanding may declare the entire principal and accrued interest of all Debt Securities to be due and payable immediately. However, any time after a declaration of acceleration with respect to the Debt Securities has been made, but before a judgment or decree for the payment of money based on such acceleration has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities, may, under certain circumstances, rescind and annul such acceleration. The Holders of a majority in principal amount of the Outstanding Debt Securities may waive any past defaults under the Indenture with respect to the Debt Securities, except defaults in payment of principal of or premium, if any (other than by a declaration of acceleration), or interest on the Debt Securities or covenants that may not be modified or amended without the consent of the Holders of all Outstanding Debt Securities. (Sections 5.02 and 5.13)

  The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of its covenants and agreements under the Indenture. (Section 10.09)

  Subject to certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the then Outstanding Debt Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture in respect of such series. No

Holder of any Debt Securities shall have any right to institute any proceedings, judicial or otherwise, with respect to the Indenture or any remedy thereunder unless, among other things, the Holder or Holders of Debt Securities shall have offered to the Trustee reasonable indemnity against costs, expenses and liabilities relating to such proceedings. (Sections 5.12 and 5.07)

MODIFICATION OF THE INDENTURE

  With respect to the Debt Securities, modification or amendment of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities, except that no such modification or amendment may, without the consent of the Holders of all then Outstanding Debt Securities (i) change the due date of the principal of, or any installment of principal of or interest on, any Debt Securities; (ii) reduce the principal amount of, or rate of interest on, or any premium payable on redemption of any Debt Securities; (iii) reduce the principal amount of any Debt Securities payable upon acceleration of the maturity thereof; (iv) change the place or the currency of payment of principal of, or any premium or interest on, any Debt Securities; (v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities on or after the due date thereof (or, in the case of redemption, on or after the redemption date thereof); (vi) reduce the percentage in principal amount of Debt Securities then outstanding, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or (vii) modify certain provisions of the Indenture regarding the amendment or modification of, or waiver with respect to, any provision of the Indenture or the Debt Securities. (Section 9.02)

DEFEASANCE

  If provision is made pursuant to Section 3.01 of the Indenture for the defeasance of a series of Debt Securities, and if such series is payable only in United States dollars (unless otherwise specifically provided), the Company, at its option, in respect of such series of Debt Securities (i) will be discharged from any and all obligations in respect of such Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust and obligations with respect to subordination) or (ii) will not be subject to provisions of the Indenture described above under "Consolidation, Merger and Sale of Assets," "Limitation on Indebtedness Secured by a Mortgage," and "Limitation on Sale and Lease-Back Transactions" if the Company deposits with the Trustee, in trust, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest on, such Debt Securities on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option, the Company is required to deliver to the Trustee (x) an opinion of a nationally recognized tax counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities to recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option and (y) if the Debt Securities are then listed on the New York Stock Exchange (the "NYSE"), an opinion of counsel to the effect that the Debt Securities would not be delisted from the NYSE as a result of the exercise of such option. (Sections 13.01 and 13.02)

THE TRUSTEE

  First Trust of Illinois, National Association is the Trustee under the Indenture. The Trustee is a depository for funds of and performs other services for and transacts other banking business with the Company in the normal course of business. The Trustee also acts as trustee under (i) the indenture relating to the Company's Medium-Term Notes, Series B, $122,300,000 aggregate principal amount of which were outstanding as of March 31, 1996 and (ii) the Indenture pursuant to which there were $253,000,000 aggregate principal amount of the Company's Medium-Term Notes, Series C outstanding as of March 31, 1996.

                            DESCRIPTION OF WARRANTS

  The following description of the terms of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the Prospectus Supplement relating to such Warrants.

GENERAL

  Warrants may be offered together with any series of Debt Securities offered by a Prospectus Supplement and if so offered will be attached to such Debt Securities and will entitle the holder thereof to purchase additional Debt Securities having the same terms and interest rate as the offered Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as described in the Prospectus Supplement relating to such series of Warrants. The Warrant Agent will act solely as the agent of the Company under the applicable Warrant Agreement and in connection with the certificates for the Warrants (the "Warrant Certificates") of such series, and will not assume any obligation or relationship of agency or trust for or with any holders of such Warrant Certificates or beneficial owners of Warrants. A copy of the form of Warrant Agreement, including the form of Warrant Certificates, is filed as an exhibit to the Registration Statement. The following summary of certain provisions of the forms of Warrant Agreement and Warrant Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates.

  Reference is hereby made to the Prospectus Supplement relating to the particular series of Warrants, if any, offered thereby for the terms of such Warrants, including, where applicable: (i) the offering price; (ii) the currency or currencies in which such Warrants are being offered; (iii) the designation, aggregate principal amount, currency or currencies, denominations and other terms of the series of Debt Securities purchasable upon exercise of such Warrants; (iv) the designation and terms of the series of Debt Securities with which such Warrants are being offered and the number of such Warrants being offered with each such Debt Security; (v) the date on and after which such Warrants and the related series of Debt Securities will be transferable separately; (vi) the principal amount of the Debt Securities purchasable upon exercise of each such Warrant and the price at which and currency or currencies in which such principal amount of Debt Securities may be purchased upon such exercise; (vii) the date on which the right to exercise such Warrants shall commence (the "Exercise Date") and the date on which such right shall expire (the "Expiration Date"); and (viii) any other terms of such Warrants not inconsistent with the applicable Warrant Agreement.

  Warrants of any series will be exchangeable into Warrants of the same series representing in the aggregate the number of Warrants surrendered for exchange. Warrant Certificates may be presented for exchange or transfer at the corporate trust office of the Warrant Agent for such series of Warrants (or any other office indicated in the Prospectus Supplement relating to such series of Warrants). Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the series of Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise, or to enforce any of the covenants in the Indenture.

EXERCISE OF WARRANTS

  Each Warrant will entitle the holder thereof to purchase such principal amount of the related series of Debt Securities at such exercise price as shall in each case be set forth in, or calculable as set forth in, the Prospectus Supplement relating to such Warrant. Warrants of a series may be exercised at the corporate trust office of the Warrant Agent for such series (or any other office indicated in the Prospectus Supplement relating to such series) at any time on or after the Exercise Date and prior to 5:00 P.M., Chicago time (unless otherwise indicated in the related Prospectus Supplement), on the Expiration Date set forth in the Prospectus

Supplement relating to such series of Warrants. After the close of business on the Expiration Date relating to such series of Warrants, unexercised Warrants of such series will be void.

  Warrants of a series may be exercised by delivery to the appropriate Warrant Agent of payment, as provided in the Prospectus Supplement relating to such series of Warrants, of the consideration required to purchase the principal amount of the series of Debt Securities purchasable upon such exercise, together with certain information as set forth on the reverse side of the Warrant Certificate evidencing such Warrants. Such Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt of the Warrant Certificate evidencing such Warrants within five business days. Upon receipt of such payment and such Warrant Certificate, properly completed and duly executed, at the corporate trust office of the appropriate Warrant Agent (or any other office indicated in the Prospectus Supplement relating to such series of Warrants), the Company will, as soon as practicable, issue and deliver the principal amount of the series of Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate will be issued and delivered for the remaining amounts of Warrants.

                              PLAN OF DISTRIBUTION

  The Company may sell the Securities in any of three ways: (i) to or through underwriters or dealers, (ii) through agents or (iii) directly to one or more purchasers. With respect to each series of Securities being offered hereby, the terms of the offering of the Securities of such series, including the name or names of any underwriters or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts, selling commissions and other items constituting underwriters', dealers' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents, and any securities exchanges on which the Securities of such series may be listed, will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

  If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities offered by the Prospectus Supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Securities may also be sold directly by the Company or through agents (who may also act as principals) designated by the Company from time to time. Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. In the case of sales made directly by the Company, no commission will be payable.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. Such contracts will be subject to the conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

  Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company or its affiliates in the ordinary course of business.

  In the event that the Securities of any series are not listed on a national securities exchange, certain broker-dealers may make a market in the Securities of such series, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities or as to the liquidity of the trading market for the Securities. The Prospectus Supplement with respect to the Securities of any series will state, if known, whether or not any broker-dealer intends to make a market in such Securities. If no such determination has been made, the Prospectus Supplement will so state.

                                 LEGAL MATTERS

  Certain legal matters relating to the Securities will be passed upon for the Company by Sidley & Austin, Chicago, Illinois, and for the underwriters and agents, if any, by Mayer, Brown & Platt. Newton N. Minow, a director of the Company, is Counsel to Sidley & Austin. As of March 1, 1996, Mr. Minow beneficially owned 6,500 shares of Common Stock of the Company and held options (exercisable within 60 days) to purchase 1,000 shares of Common Stock of the Company.

                                    EXPERTS

  The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Tribune Company for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTIONS.*

      Securities and Exchange Commission registration fee............. $172,414
      Accounting fees.................................................   50,000
      Trustee's fees and expenses.....................................    2,500
      Blue sky fees and expenses......................................   10,000
      Printing, distribution, and engraving fees......................   75,000
      Rating agency fees..............................................  130,000
      Legal fees and expenses.........................................   60,000
      Miscellaneous...................................................   10,000
                                                                       --------
          Total....................................................... $509,914
                                                                       ========

- --------
*All amounts are estimated except for the Securities and Exchange Commission registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Certain provisions of the General Corporation Law of the State of Delaware (the "DGCL") provide that the Company may indemnify the directors and officers of the Company and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute. Article TWELFTH of the Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law. In accordance with Section 102(b)(7) of the DGCL, the Company's Restated Certificate of Incorporation provides that no directors of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends under Section 174 of the DGCL or (iv) transactions from which the director derives an improper personal benefit.

  Pursuant to Section 145 of the DGCL and the Company's Restated Certificate of Incorporation, the directors and officers of the Company are covered by Directors and Officers Liability and Corporation Reimbursement insurance policies.

  Reference is made to Section 7 of the form of Underwriting Agreement (filed as Exhibit 1.1 to this Registration Statement) and Section 8 of the form of Selling Agency Agreement (filed as Exhibit 1.2 to this Registration Statement), which provide for indemnification of directors and officers of the Company against certain liabilities, including liabilities under the Securities Act of 1933, in certain circumstances.

ITEM 16. EXHIBITS.

  Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by Tribune Company with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.


      NUMBER                            DESCRIPTION
      ------                            -----------
        1.1  Form of proposed Underwriting Agreement.
        1.2  Form of proposed Selling Agency Agreement.
        4.1  Indenture dated as of March 1, 1992 between Tribune Company and
             First Trust of Illinois, National Association, as successor trustee (successor to Continental Bank, National Association).
        4.2  Forms of proposed Debt Securities.
       *4.3  Forms of proposed Warrant Agreement and Warrant Certificates
             (incorporated by reference to Exhibit 4.3 to the Company's
             Registration Statement on Form S-3, File No. 33-45793).
        5    Opinion of Sidley & Austin.
      *12    Statement of Computation of Ratios of Earnings to Fixed Charges
             (incorporated by reference to Exhibit 12 to the Company's Annual
             Report on Form 10-K for the fiscal year ended December 31, 1995,
             File No. 1-8572).
       23.1  Consent of Price Waterhouse LLP.
       23.2  Consent of Sidley & Austin (included in Exhibit 5).
       24    Powers of Attorney (contained in the Signatures page to this
             Registration Statement).
       25    Form T-1 Statement of Eligibility of First Trust of Illinois,
             National Association, under the Trust Indenture Act of 1939.

ITEM 17. UNDERTAKINGS.

  The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 25, 1996.

                                          Tribune Company

                                                      John W. Madigan
                                          By: _________________________________
                                                      John W. Madigan
                                               Chairman, President and Chief
                                                     Executive Officer

  KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Madigan and James C. Dowdle, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on April 25, 1996.

                 SIGNATURE                                       TITLE
                 ---------                                       -----
              John W. Madigan
- -------------------------------------------
              John W. Madigan                   Chairman, President and Chief Executive
                                                          Officer and Director
                                                     (principal executive officer)
              James C. Dowdle
- -------------------------------------------
              James C. Dowdle                    Executive Vice President and Director
            Donald C. Grenesko
- -------------------------------------------
            Donald C. Grenesko                      Senior Vice President and Chief
                                                           Financial Officer
                                                     (principal financial officer)
              R. Mark Mallory
- -------------------------------------------
              R. Mark Mallory                        Vice President and Controller
                                                     (principal accounting officer)

                 SIGNATURE                                       TITLE
                 ---------                                       -----
            Charles T. Brumback
- -------------------------------------------
            Charles T. Brumback                                 Director

- -------------------------------------------
              Stanton R. Cook                                   Director

- -------------------------------------------
            Diego E. Hernandez                                  Director

- -------------------------------------------
            Robert E. La Blanc                                  Director

- -------------------------------------------
            Nancy Hicks Maynard                                 Director
             Andrew J. McKenna
- -------------------------------------------
             Andrew J. McKenna                                  Director

- -------------------------------------------
              Kristie Miller                                    Director
              Newton N. Minow
- -------------------------------------------
              Newton N. Minow                                   Director
             James J. O'Connor
- -------------------------------------------
             James J. O'Connor                                  Director
            Donald H. Rumsfeld
- -------------------------------------------
            Donald H. Rumsfeld                                  Director
              Arnold R. Weber
- -------------------------------------------
              Arnold R. Weber                                   Director

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                           DOCUMENT DESCRIPTION
 -------                          --------------------
  1.1    Form of proposed Underwriting Agreement.
  1.2    Form of proposed Selling Agency Agreement.
  4.1    Indenture dated as of March 1, 1992 between Tribune Company and First
         Trust of Illinois, National Association, as successor trustee
         (successor to Continental Bank, National Association).
  4.2    Forms of proposed Debt Securities.
  4.3    Forms of proposed Warrant Agreement and Warrant Certificates
         (incorporated by reference to Exhibit 4.3 to the Company's
         Registration Statement on Form S-3, File No. 33-45793).
  5      Opinion of Sidley & Austin.
 12      Statement of Computation of Ratios of Earnings to Fixed Charges
         (incorporated by reference to Exhibit 12 to the Company's Annual
         Report on Form 10-K for the fiscal year ended December 31, 1995, File
         No. 1-8572).
 23.1    Consent of Price Waterhouse LLP.
 23.2    Consent of Sidley & Austin (included in Exhibit 5).
 24      Powers of Attorney (contained in the Signatures page to this
         Registration Statement).
 25      Form T-1 Statement of Eligibility of First Trust of Illinois, National
         Association, under the Trust Indenture Act of 1939.